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                                                                   EXHIBIT 10.11

1 June 1996


Stephen M. Rudy
1631 Cowper Street
Palo Alto, CA  94301

Dear Stephen:


On behalf of Somnus Medical Technologies, Inc. (the "Company"), I am pleased to offer you the position of Senior Vice President, reporting to Stuart Edwards.

      The terms of your relationship with the Company will be as indicated herein:

  1. You will become a regular full-time employee. As such, you will have responsibilities as determined by the Company. Your start date is June 1, 1996.

  2. You will be paid a base salary of $140,000 per year. Your salary will be payable in accordance with the Company's standard payroll policies (subject to normal withholding.) You will be entitled to 2 weeks paid vacation per year, pro rated during 1996.

  3. You will receive a car allowance of $3,600 per year, payable in accordance with the Company's standard payroll policies.

  4. The Company is in the process of obtaining major Medical insurance. The program will be available within 120 days and will include major Medical and Dental insurance. Vision and Long Term Disability insurance will become available at a later date.

  5. You will be granted an option dated June 1, 1996 to purchase 200,000 shares of Common Stock at an exercise price of $0.10 per share, which shall vest as follows:

        .  50,000 shares will vest fully as of June 1, 1996
        . 1/48 of the remaining 150,000 shares each month of completed employment, such that all 200,000 shares shall be vested at the end of four years.

  6. You will be reviewed after six months. If you accomplish the mutually agreed milestones of your position, you will be awarded an additional option to
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Stephen M. Rudy
28 May 1996
Page 2


      purchase 100,000 shares of Common Stock at an exercise price of $0.10 per share. This stock will vest over four years at a rate of 1/48th of the total each month.

  7. You will be required to sign the Company's standard Employee Agreement. In addition, you will abide by the Company's strict policy that prohibits any new employee from using or bringing with him from any previous employer any confidential information, trade secrets, or proprietary materials or processes of such former employer.

  8. You will agree to follow the Company's strict policy that employees must not disclose any information regarding salary, bonuses, or stock purchase or option allocations to other employees, either directly or indirectly.

  9. You will be an employee-at-will, where employment may be terminated at any time by either party, with or without notice, and with or without cause.

  10. You have informed Somnus that you will be on previously arranged trips during the week of June 17th and August 19th to 26th, 1996. You have agreed that no agreed-upon milestones will be compromised by these absences, and that you will not be paid for this time away.

  11. This agreement constitutes the entire agreement between the parties and supersedes all other agreements or understandings.

Acceptance of this offer can be acknowledged by signing below and returning this document to me.

Sincerely,

/S/ Stuart D. Edwards

Stuart D. Edwards
President, CEO, and Chairman of the Board


Signature: /S/ Stephen M. Rudy
           -------------------------------

             Stephen M. Rudy


Date:  6/1/96
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                  [LETTERHEAD OF SOMNUS MEDICAL TECHNOLOGIES, INC. APPEARS HERE]


14 October 1996


Stephen M. Rudy
1631 Cowper Street
Palo Alto, CA 94301


Dear Stephen:

This letter is an addendum to your offer of employment dated 1 June 1996. The following provisions are added:

    1. All of your options in Somnus Medical Technologies will vest fully and immediately following an acquisition, merger or sale of the majority of the company's assets.

    2. In the event of termination you will vest all options which would otherwise have vested in the year of termination. In the event of a Constructive Termination your termination will be treated as a termination of employment. For purposes of this agreement, a Constructive Termination shall mean a material reduction of salary or benefits or a material change in responsibilities.

Best Regards:


/s/ Stuart D. Edwards
Stuart D. Edwards
President and CEO